UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 11, 2011

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 11, 2011.

(b)	There were present at the meeting, either in person or by proxy, holders of 325,186,379 common shares. Stockholders elected the nine nominees, constituting our entire Board of Directors (the “Board”), to hold office until the next Annual Meeting of Stockholders in 2012; approved the advisory vote on executive compensation; approved holding future advisory votes on executive compensation every year; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	265,631,037	4,547,978	291,101	54,716,263
Joseph G. Doody	266,872,681	3,320,665	276,770	54,716,263
David J. S. Flaschen	263,860,539	6,326,487	283,090	54,716,263
Phillip Horsley	265,423,636	4,676,882	369,598	54,716,263
Grant M. Inman	263,725,500	6,448,279	296,337	54,716,263
Pamela A. Joseph	269,184,313	1,019,166	266,637	54,716,263
Martin Mucci	267,226,853	2,978,523	264,740	54,716,263
Joseph M. Tucci	251,840,877	18,344,350	284,889	54,716,263
Joseph M. Velli	265,420,365	4,768,068	281,683	54,716,263

Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	263,343,343	6,327,495	799,278	54,716,263

Advisory vote on the Frequency of Future Advisory Votes on Executive Compensation	One Year	Two Years	Three Years	Abstain
	208,952,720	7,602,764	53,292,344	622,288

Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	321,149,746	3,421,000	615,633

(d)	A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In light of these results, the Company’s Board has determined that the Company will hold an annual advisory vote on executive compensation. Unless the Board subsequently determines otherwise, the Company will continue to hold annual advisory votes until the next stockholder advisory vote on the frequency of advisory votes on executive compensation, which will be held no later than the Annual Meeting of Stockholders to be held in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 14, 2011	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 14, 2011	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer

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